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                      POLICY MANAGEMENT SYSTEMS CORPORATION
                               LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 1998


                                                                 JURISDICTION
                                                               OF INCORPORATION
SUBSIDIARY NAME                                                 OR ORGANIZATION

The Leverage Group                                                 Connecticut
Information Services Holding, Inc                                  Delaware
Life Software Holding, Inc.                                        Delaware
PMSC Limited                                                       Delaware
Policy Management Systems Investment, Inc.                         Delaware
Software Services Holding, Inc.                                    Delaware
ViLink Corporation                                                 Delaware
Policy Management Corporation                                      S. Carolina
204 Woodhew, L.P.                                                  Texas
CYBERTEK Corporation                                               Texas
Cybertek Solutions, L.P.                                           Texas
Creative Computer Systems Pty. Ltd.                                Australia
PMSC Pty Limited                                                   Australia
CAF - Systemhaus f r Anwendungsprogrammierung Gesellschaft m.b.H.  Austria
Policy Management Systems  sterreich GmbH                          Austria
Policy Management Systems (Barbados), Ltd.                         Barbados
Policy Management Systems Canada, Ltd.                             Canada
PMSC A/S                                                           Denmark
Policy Management Systems Corporation A/S                          Denmark
CAF - Systemhaus f r Anwendungsprommierung GmbH                    Germany
CAF - Software Entwicklungs GmbH                                   Germany
PMS micado ProduktSysteme Gesellschaft f r EDV Vertrieb mbH        Germany
PMS micado Software Consult GmbH                                   Germany
Policy Management Systems (Germany) GmbH                           Germany
PMSC Limited                                                       Hong Kong
Policy Management Systems India Private Limited                    India
PMSC Limited                                                       Ireland
PMSC K.K.                                                          Japan
Creative Solutions B.V.                                            Netherlands
PMSC Limited                                                       New Zealand
Policy Management Systems Corporation AS                           Norway
Policy Management Systems Corporation (Proprietary) Limited        S. Africa
Policy Management Systems Corporation AB                           Sweden
Software Consult micado AG/SA/Ltd.                                 Switzerland
Creative Insurance Services Limited                                UK
Creative Software Development Limited                              UK
Policy Management Systems Corporation Limited                      UK
Policy Management Systems Europe Limited                           UK
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